                                                                     Exhibit 4.5

--------------------------------------------------------------------------------




             [DEBT SECURITIES] [SERIES __ PREFERRED SHARES OF BENEFICIAL INTEREST] [COMMON SHARES OF BENEFICIAL INTEREST] [DEPOSITARY
                              SHARES] WARRANT AGREEMENT


                            dated as of ________ __, ____


                                       between


                               PRIME GROUP REALTY TRUST


                                         and


                      [NAME OF WARRANT AGENT], as Warrant Agent


                        --------------------------------------


                   [Debt Securities] [Series __ Preferred Shares of
             Beneficial Interest] [Common Shares of Beneficial Interest]
                             [Depositary Shares] Warrants


                              Expiring ________ __, ____



--------------------------------------------------------------------------------

                                  TABLE OF CONTENTS

                                                                            Page
                                                                            ----
PARTIES. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1


                                      ARTICLE I

                      ISSUANCE OF WARRANTS AND FORM, EXECUTION,
                  DELIVERY AND REGISTRATION OF WARRANT CERTIFICATES

SECTION 1.01.   Issuance of Warrants . . . . . . . . . . . . . . . . . . . . . 2
SECTION 1.02.   Form, Execution and Delivery of Warrant Certificates . . . . . 3
SECTION 1.03.   Transfer of Warrants . . . . . . . . . . . . . . . . . . . . . 5
SECTION 1.04.   Lost, Stolen, Mutilated or Destroyed Warrant Certificates. . . 6
SECTION 1.05.   Cancellation of Warrant Certificates . . . . . . . . . . . . . 7
SECTION 1.06.   Treatment of Holders [If Warrants are to be issued in
                Book-Entry form: and Beneficial Owners] of
                Warrant Certificates . . . . . . . . . . . . . . . . . . . . . 7


                                      ARTICLE II

               EXERCISE PRICE, DURATION, EXERCISE AND CALL OF WARRANTS

SECTION 2.01.   Exercise Price . . . . . . . . . . . . . . . . . . . . . . . . 8
SECTION 2.02.   Duration of Warrants . . . . . . . . . . . . . . . . . . . . . 8
SECTION 2.03.   Exercise of Warrants . . . . . . . . . . . . . . . . . . . . . 8
SECTION 2.04.   Adjustment Under Certain Circumstances . . . . . . . . . . . .10
SECTION 2.05.   Call of the Warrants . . . . . . . . . . . . . . . . . . . . .16


                                     ARTICLE III

                    OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                  [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM:
                          AND BENEFICIAL OWNERS] OF WARRANTS

SECTION 3.01.   No Rights as Holders of Warrant Securities Conferred by
                Warrants or Warrant Certificates . . . . . . . . . . . . . . .17


                                         (i)

SECTION 3.02.   Holder [If Warrants are to be issued in Book-Entry form:
                and Beneficial Owner] of Warrant May Enforce Rights. . . . . .17


                                      ARTICLE IV

                             CONCERNING THE WARRANT AGENT

SECTION 4.01.   Warrant Agent. . . . . . . . . . . . . . . . . . . . . . . . .17
SECTION 4.02.   Limitations on Warrant Agent's Obligations . . . . . . . . . .17
SECTION 4.03.   Compliance With Applicable Laws. . . . . . . . . . . . . . . .19
SECTION 4.04.   Resignation and Appointment of Successor . . . . . . . . . . .19


                                      ARTICLE V

                                    MISCELLANEOUS

SECTION 5.01.   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . .21
SECTION 5.02.   Merger, Consolidation, Sale, Transfer or Conveyance. . . . . .22
SECTION 5.03.   Notices and Demands to the Company and Warrant Agent . . . . .23
SECTION 5.04.   Addresses. . . . . . . . . . . . . . . . . . . . . . . . . . .23
SECTION 5.05.   GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . . . .23
SECTION 5.06.   Delivery of Prospectus . . . . . . . . . . . . . . . . . . . .23
SECTION 5.07.   Obtaining of Governmental Approvals. . . . . . . . . . . . . .23
SECTION 5.08.   Payment of Taxes . . . . . . . . . . . . . . . . . . . . . . .24
SECTION 5.09.   Benefits of Warrant Agreement. . . . . . . . . . . . . . . . .24
SECTION 5.10.   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . .24
SECTION 5.11.   Severability . . . . . . . . . . . . . . . . . . . . . . . . .24
SECTION 5.12.   Counterparts . . . . . . . . . . . . . . . . . . . . . . . . .24
SECTION 5.13.   Inspection of Agreement. . . . . . . . . . . . . . . . . . . .24
SECTION 5.14.   Board of Trustees Action; No Liability of Trustees,
                Officers, Employees or Shareholders. . . . . . . . . . . . . .24
SECTION 5.15.   Warrant Holders Not Shareholders . . . . . . . . . . . . . . .25

                                       EXHIBITS

EXHIBIT A.  Form of Warrant Certificate



                                         (ii)

    [DEBT SECURITIES] [SERIES __ PREFERRED SHARES OF BENEFICIAL INTEREST] [COMMON SHARES OF BENEFICIAL INTEREST] [DEPOSITARY SHARES] WARRANT AGREEMENT

     [DEBT SECURITIES] [[SERIES __ PREFERRED SHARES OF BENEFICIAL INTEREST] [COMMON SHARES OF BENEFICIAL INTEREST] [DEPOSITARY SHARES] WARRANT AGREEMENT, dated as of ________ __, ____ (as modified, amended or supplemented, this "AGREEMENT"), between PRIME GROUP REALTY TRUST, a Maryland real estate investment trust (the "COMPANY") and [NAME OF WARRANT AGENT], a
_________________, as Warrant Agent (the "WARRANT AGENT").


                                 W I T N E S S E T H:

     [IF OFFER CONSISTS OF DEBT SECURITIES WITH WARRANTS AND/OR WARRANTS TO PURCHASE DEBT SECURITIES: WHEREAS, the Company has entered into an indenture (the "[SENIOR] [SUBORDINATED] INDENTURE") dated as of ______________ between the Company and [Name of Trustee], as trustee (the "[SENIOR] [SUBORDINATED] TRUSTEE"), providing for the issuance from time to time of its unsecured [senior] [subordinated] debentures, notes or other evidences of indebtedness (the "[SENIOR] [SUBORDINATED] DEBT SECURITIES"), to be issued in one or more series as provided in the [Senior] [Subordinated] Indenture; [IF WARRANT SECURITIES ARE NOT UNDER SAME INDENTURE AS DEBT SECURITIES TO WHICH THEY ARE
ATTACHED: and an Indenture (the "[SENIOR] [SUBORDINATED] INDENTURE," the Senior and Subordinated Indentures being referred to collectively as the "INDENTURES") dated as of _________________ between the Company and [Name of Trustee], as trustee (the "[SENIOR] [SUBORDINATED] TRUSTEE," (the Senior and Subordinated Trustees being referred to collectively, as the "TRUSTEES"), providing for the issuance from time to time of its [senior] [subordinated] debentures, notes or other evidences of indebtedness (the "[SENIOR] [SUBORDINATED] DEBT SECURITIES," the Senior and Subordinated Debt Securities being referred to collectively as the "DEBT SECURITIES"), to be issued in one or more series as provided in the [Senior] [Subordinated] Indenture]; and

     [IF SECURITIES AND WARRANTS ARE TO BE OFFERED TOGETHER: WHEREAS, the Company proposes to sell [title of Securities being offered] (the "SECURITIES") together with warrants (each, a "WARRANT") representing the right to purchase [title of Securities purchasable upon exercise of Warrants] [IF WARRANTS FOR DEPOSITARY SHARES ARE TO BE OFFERED: , each representing a 1/__th interest in a share of [title of securities represented by Depositary Shares]] (the "WARRANT SECURITIES" [IF WARRANTS FOR DEPOSITARY SHARES ARE TO BE OFFERED: , which term shall also refer, as appropriate, to such [title of securities represented by Depositary Shares]), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "WARRANT CERTIFICATES"; and]

     [IF WARRANTS ARE TO BE OFFERED SEPARATELY: WHEREAS, the Company proposes to sell warrants (each, a "WARRANT") representing the right to purchase [title of Securities purchasable upon exercise of Warrants] [IF WARRANTS FOR DEPOSITARY SHARES ARE TO BE OFFERED: , each representing a 1/__th interest in a share of [title of securities represented by the Depositary Shares]] (the "WARRANT SECURITIES" [IF WARRANTS FOR DEPOSITARY SHARES ARE TO BE OFFERED: , which term shall also refer, as appropriate, to such [title of securities represented by the Depositary Shares]), such warrant certificates and other warrant certificates issued pursuant to this Agreement being herein called the "WARRANT CERTIFICATES"; and]

     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer, exchange, exercise and cancellation of the Warrants, and the Company wishes to set forth in this Agreement, among other things, the provisions of the Warrants, the form of the Warrant Certificates evidencing the Warrants and the terms and conditions upon which the Warrants may be issued, transferred, exchanged, exercised and canceled;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements herein contained, the parties hereto agree as follows:


                                      ARTICLE I

                      ISSUANCE OF WARRANTS AND FORM, EXECUTION,
                  DELIVERY AND REGISTRATION OF WARRANT CERTIFICATES

     SECTION 1.01. ISSUANCE OF WARRANTS. Each Warrant shall represent the right, subject to the provisions contained herein and therein, to purchase [________] Warrant Securities [in the aggregate principal amount of $_____] at the Exercise Price set forth in SECTION 2.01. [IF SECURITIES AND WARRANTS ARE TO BE OFFERED TOGETHER: Warrants shall be issued in units with the Securities [IF WARRANTS ARE NOT IMMEDIATELY DETACHABLE: and shall not be separately transferable [UNLESS WARRANTS ARE NOT DETACHABLE: before ________ __, ____ (the "DETACHMENT DATE")]].] [IF WARRANTS ARE TO BE OFFERED SEPARATELY: Warrants shall be issued as a separate security and shall be transferable from and after the date of issuance.] [IF WARRANTS ARE TO BE OFFERED IN BOOK-ENTRY FORM:
[All] [A portion] of the Warrants shall initially be represented by one or more Book-Entry certificates (each, a "BOOK-ENTRY WARRANT CERTIFICATE").] [IF SECURITIES AND WARRANTS ARE TO BE OFFERED TOGETHER AND IN DEFINITIVE FORM: Each Warrant Certificate included in such a unit shall evidence [_______] Warrants for each [$_____ principal amount of] [_______] Securities included in such unit.] [IF WARRANTS ARE TO BE OFFERED SEPARATELY AND IN DEFINITIVE FORM: Each Warrant Certificate shall evidence [_______] Warrants.]

     SECTION 1.02.  FORM, EXECUTION AND DELIVERY OF WARRANT CERTIFICATES.

     (a) One or more Warrant Certificates evidencing Warrants to purchase not more than [____] [$_______ in aggregate principal amount of] Warrant Securities (except as provided in SECTIONS 1.03, 1.04 and 2.03(e)) may be executed by the Company and delivered to the Warrant Agent upon the execution of this Warrant Agreement or from time to time thereafter.

     (b) Each Warrant Certificate, whenever issued, shall be in registered form substantially in the form set forth in EXHIBIT A hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement. [IF WARRANTS ARE ISSUED IN BOOK-ENTRY FORM: Each Book-Entry Warrant Certificate shall bear such legend or legends as may be required by the Depository in order for it to accept the Warrants for its book-entry settlement system.] Each Warrant Certificate shall be printed, lithographed, typewritten, mimeographed or engraved or otherwise reproduced in any other manner as may be approved by the officers executing the same (such execution to be conclusive evidence of such approval) and may have such letters, numbers or other marks of identification or designation and such legends or endorsements printed, lithographed or engraved thereon as the officers of the Company executing the same may approve (such execution to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any regulation of any stock exchange on which the Warrants [IF SECURITIES AND WARRANTS ARE TO BE OFFERED TOGETHER: , the Securities] or the Warrant Securities may be listed, or to conform to usage. Each Warrant Certificate shall be signed on behalf of the Company by its Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or any Vice President. The signature of any such officer on any Warrant Certificate may be manual or facsimile. Each Warrant Certificate, when so signed on behalf of the Company, shall be delivered to the Warrant Agent together with an order for the countersignature and delivery of such Warrants.

     (c) The Warrant Agent shall, upon receipt of any Warrant Certificate duly executed on behalf of the Company, countersign such Warrant Certificate and deliver such Warrant Certificate to or upon the order of the Company. Each Warrant Certificate shall be dated the date of its countersignature.

     (d) No Warrant Certificate shall be entitled to any benefit under this Agreement or be valid or obligatory for any purpose, and no Warrant evidenced thereby may be exercised, unless such Warrant Certificate has been countersigned by the manual signature of the Warrant Agent. Such signature by the Warrant Agent upon any Warrant Certificate executed by the Company shall be conclusive evidence that such Warrant Certificate has been duly issued under the terms of this Agreement.

     (e) If any officer of the Company who has signed any Warrant Certificate either manually or by facsimile signature shall cease to be such officer before such Warrant Certificate shall have been countersigned and delivered by the Warrant Agent, such Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and any Warrant Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Warrant Certificate, shall be the proper officers of the Company as specified in this SECTION 1.02, regardless of whether at the date of the execution of this Agreement any such person was such officer.

     (f) The Holders shall [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: , except as stated below with respect to Warrants evidenced by a Book-Entry Warrant Certificate,] be entitled to receive Warrants in physical, certificated form.

     [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: (g) A Holder shall not be entitled to receive Warrants in physical, certificated form unless (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Book-Entry Warrant Certificate or if at any time it has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, and the Company does not appoint a successor within 90 days or
(ii) the Company at any time shall determine to have the Warrants represented by definitive Warrant Certificates and shall execute and deliver to the Warrant Agent a written order signed in the name of the Company by its Chairman of the Board, Chief Executive Officer, President, Chief Financial Officer or Vice President, stating that the Company wishes to issue Warrants in definitive form in exchange for such Book-Entry Warrant Certificate. In any such instance, and in accordance with the provisions of this Agreement, each Holder shall be entitled to have registered in its name the number of Warrants in definitive form equivalent to such Holder's beneficial interest in such Book-Entry Warrant Certificate and shall receive physical delivery of definitive Warrant Certificates representing such Warrants from the Depositary.

     (h) A Book-Entry Warrant Certificate may be exchanged for a new Book-Entry Warrant Certificate, or one or more new Book-Entry Warrant Certificates may be issued, to reflect the issuance by the Company of additional Warrants. To effect such an exchange, the Company shall deliver to the Warrant Agent one or more new Book-Entry Warrant Certificates duly executed on behalf of the Company as provided in SECTION 1.02. The Warrant Agent shall authenticate each new Book-Entry Warrant Certificate as provided in SECTION 1.02 and shall deliver each new Book-Entry Warrant Certificate to the Depository. The Warrant Agent shall cancel each Book-Entry Warrant Certificate delivered to it by the Depository in exchange therefor, if any.]

     SECTION 1.03.  TRANSFER OF WARRANTS.

      [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: (a) [All] [A portion] of the Warrants shall initially be represented by one or more Book-Entry Warrant Certificates deposited with [the Depository Trust Company] (the "DEPOSITORY") and registered in the name of [Cede & Co.], a nominee of the Depository. Except as provided for in SECTION 1.03(b) hereof, no person acquiring Warrants with book-entry settlement through the Depository shall receive or be entitled to receive physical delivery of definitive Warrant Certificates evidencing such Warrants. Ownership of beneficial interests in the Warrants shall be shown on, and the transfer of such ownership shall be effected through, records maintained by (i) the Depository or its nominee for each Book-Entry Warrant Certificate, or
(ii) institutions that have accounts with the Depository (such institution, with respect to a Warrant in its account, a "PARTICIPANT").]

     [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: (b) If the Depository subsequently ceases to make its book-entry settlement system available for the Warrants, the Company may instruct the Warrant Agent regarding making other arrangements for book-entry settlement. In the event that the Warrants are not eligible for, or it is no longer necessary to have the Warrants available in, book-entry form, the Warrant Agent shall provide written instructions to the Depository to deliver to the Warrant Agent for cancellation each Book-Entry Warrant Certificate, and the Company shall instruct the Warrant Agent to deliver to the Depository definitive Warrant Certificates in physical form evidencing such Warrants. Such definitive Warrant Certificates shall be in the form annexed hereto as Exhibit A with appropriate insertions, modifications and omissions, as provided above.]

     [IF SECURITIES AND WARRANTS ARE TO BE OFFERED TOGETHER: (c) [IF WARRANTS ARE NOT IMMEDIATELY DETACHABLE: Prior to the Detachment Date,] Warrants may be transferred or exchanged only together with the Security to which such Warrant is attached, and only for the purpose of effecting, or in conjunction with, a transfer or exchange of such Security. Furthermore, [IF WARRANTS ARE NOT IMMEDIATELY DETACHABLE: on or prior to the Detachment Date,] each transfer of a Security on the register relating to such Securities shall operate also to transfer the Warrants to which such Security was initially attached. [IF WARRANTS ARE NOT IMMEDIATELY DETACHABLE: From and after the Detachment Date, the above provisions shall be of no further force and effect.]

     (d) A Warrant Certificate may be transferred at the option of the Holder thereof upon surrender of such Warrant Certificate at the corporate trust office of the Warrant Agent, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, all in form satisfactory to the Company and the Warrant Agent [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: ; PROVIDED, HOWEVER, that except as otherwise provided herein or in any Book-Entry Warrant Certificate, each Book-Entry Warrant Certificate may be transferred only in whole and only to the Depository, to another nominee of the Depository, to a successor depository, or to a nominee of a successor depository].

Upon any such registration of transfer, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in SECTION 1.02, in the name of the designated transferee a new Warrant Certificate or Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants.

     (e) [IF WARRANTS ARE NOT IMMEDIATELY DETACHABLE: After the Detachment Date,] Upon surrender at the corporate office of the Warrant Agent, properly endorsed or accompanied by appropriate instruments of transfer and written instructions for such exchange, all in form satisfactory to the Company and the Warrant Agent, one or more Warrant Certificates may be exchanged for one or more Warrant Certificates in any other authorized denominations; PROVIDED, that such new Warrant Certificate(s) evidence the same aggregate number of Warrants as the Warrant Certificate(s) so surrendered. Upon any such surrender for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in SECTION 1.02, in the name of the Holder of such Warrant Certificates, the new Warrant Certificates.

     (f) The Warrant Agent shall keep, at its corporate trust office, books in which, subject to such reasonable regulations as it may prescribe, it shall register Warrant Certificates in accordance with SECTION 1.02 and transfers, exchanges, exercises and cancellations of outstanding Warrant Certificates. Whenever any Warrant Certificates are surrendered for transfer or exchange in accordance with this SECTION 1.03, an authorized officer of the Warrant Agent shall manually countersign and deliver the Warrant Certificates which the Holder making the transfer or exchange is entitled to receive.

     (g) No service charge shall be made for any transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such transfer or exchange.

     SECTION 1.04. LOST, STOLEN, MUTILATED OR DESTROYED WARRANT CERTIFICATES. Upon receipt by the Company and the Warrant Agent of evidence satisfactory to them of the ownership of and the loss, theft, destruction or mutilation of any Warrant Certificate and of indemnity satisfactory to them and, in the case of mutilation, upon surrender of such Warrant Certificate to the Warrant Agent for cancellation, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute, and an authorized officer of the Warrant Agent shall manually countersign and deliver, in exchange for or in lieu of the lost, stolen, destroyed or mutilated Warrant Certificate, a new Warrant Certificate of the same tenor and for a like number of Warrants. No service charge shall be made for any replacement of Warrant Certificates, but the Company may require the payment of a sum sufficient to cover any stamp or other tax or other governmental charge that may be imposed in connection with any such exchange.
To the extent permitted under applicable law, the provisions of this

SECTION 1.04 are exclusive with respect to the replacement of mutilated, lost, stolen or destroyed Warrant Certificates and shall preclude any and all other rights or remedies.

     SECTION 1.05. CANCELLATION OF WARRANT CERTIFICATES. Any Warrant Certificate surrendered to the Warrant Agent for transfer, exchange or exercise of the Warrants evidenced thereby shall be promptly canceled by the Warrant Agent and shall not be reissued and, except as expressly permitted by this Agreement, no Warrant Certificate shall be issued hereunder in lieu thereof.
The Warrant Agent shall deliver to the Company from time to time or otherwise dispose of canceled Warrant Certificates in a manner satisfactory to the Company. Any Warrant Certificate surrendered to the Company for transfer, exchange or exercise of the Warrants evidenced thereby shall be promptly delivered to the Warrant Agent and such transfer, exchange or exercise shall not be effective until such Warrant Certificate has been received by the Warrant Agent.

     SECTION 1.06. TREATMENT OF HOLDERS [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: AND BENEFICIAL OWNERS] OF WARRANT CERTIFICATES. (a) The term "HOLDER", as used herein, shall mean any person in whose name at the time any Warrant Certificate shall be registered upon the books to be maintained by the Warrant Agent for that purpose [IF WARRANTS ARE NOT IMMEDIATELY DETACHABLE: or, prior to the Detachment Date, the person in whose name the Security to which such Warrant Certificate was initially attached is registered upon the register relating to such Securities. At all times prior to the Detachment Date, the Company will, or will cause the registrar of the Securities to, make available to the Warrant Agent such information as to holders of the Securities as may be necessary to keep the Warrant Agent's records current]. [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: The Holder of each Book-Entry Warrant Certificate shall initially be [___________], a nominee of the Depository.]

     [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: (b) The term "BENEFICIAL OWNER" as used herein shall mean any person in whose name ownership of beneficial interests in Warrants evidenced by a Book-Entry Warrant Certificate is recorded in the records maintained by the Depository or its nominee, or by a Participant [IF WARRANTS ARE NOT IMMEDIATELY DETACHABLE: , or, prior to the Detachment Date, the person in whose name the Security to which such Warrant Certificate was initially attached is registered upon the register relating to such Securities].]

     (c) Every Holder [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: and every Beneficial Owner] consents and agrees with the Company, the Warrant Agent and with every subsequent Holder [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY
FORM: and Beneficial Owner] that until the Warrant Certificate is transferred on the books of the Warrant Agent, the Company and the Warrant Agent may treat the registered Holder of such Warrant Certificate as the absolute owner of the Warrants evidenced thereby for any purpose and as the person entitled to exercise the rights attaching to the Warrants evidenced thereby, any notice to the contrary notwithstanding.

                                      ARTICLE II

               EXERCISE PRICE, DURATION, EXERCISE AND CALL OF WARRANTS

     SECTION 2.01. EXERCISE PRICE. The exercise price of each Warrant shall be $________ (the "EXERCISE PRICE") [modify as appropriate to reflect terms of offered Warrants].

     SECTION 2.02. DURATION OF WARRANTS. [Subject to the limitations set forth herein,] Each Warrant may be exercised in whole but not in part [UNLESS WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: on any Business Day (as defined below) occurring during the period (the "EXERCISE PERIOD") commencing on [its date of issuance] [_________ __, ____] and ending at 5:00 P.M., [New York] time,] on __________ __, ____ (the "EXPIRATION DATE"). Each Warrant remaining unexercised after 5:00 P.M., [New York] time, on the Expiration Date shall become void, and all rights of the Holder under this Agreement shall cease.

     As used herein, the term "BUSINESS DAY" means any day which is not a Saturday or Sunday and is not a legal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York[ and __________].

     SECTION 2.03.  EXERCISE OF WARRANTS.

     (a) A Holder may exercise a Warrant by delivering, not later than 5:00 P.M., [New York] time, on [UNLESS WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: any Business Day during the Exercise Period (the "EXERCISE DATE")] [IF WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: the Expiration Date] to the Warrant Agent at its corporate trust department (i) the Warrant Certificate evidencing the Warrants to be exercised, [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: and, in the case of a Book-Entry Warrant Certificate, the Warrants to be exercised (the "BOOK-ENTRY WARRANTS") on the records of the Depository to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository from time to time,] (ii) an election to purchase the Warrant Securities ("ELECTION TO PURCHASE"), [FOR DEFINITIVE WARRANT CERTIFICATES: properly completed and executed by the Holder on the reverse of the Warrant Certificate] [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY
FORM: or, in the case of a Book-Entry Warrant Certificate, properly executed by the Participant and substantially in the form included on the reverse of each Warrant Certificate,] and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by a cashier's check or by wire transfer in immediately available funds. If any of (a) the Warrant Certificate [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: or the Book-Entry Warrants,] (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., [New York] time, on [UNLESS WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. If the Warrants are received or deemed to be received after] the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the Holder [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: or Participant, as the case may be,] as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the Holder and the Company. Neither the Company nor the Warrant Agent shall have any obligation to inform a Holder of the invalidity of any exercise of Warrants. The Warrant Agent shall deposit all funds received by it in payment of the Exercise Price in the account of the Company maintained with the Warrant Agent for such purpose and shall advise the Company by telephone at the end of each day on which funds for the exercise of the Warrants are received of the amount so deposited to its account. The Warrant Agent shall promptly confirm such telephonic advice to the Company in writing.

     (b) The Warrant Agent shall, by 11:00 A.M. on the Business Day following the [UNLESS WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: Exercise Date of any Warrant] [IF WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: Expiration Date], advise the Company and the [Trustee under the Indenture applicable to] [the transfer agent and registrar in respect of] the Warrant Securities issuable upon such exercise as to the number of Warrants exercised in accordance with the terms and conditions of this Agreement, the instructions of each Holder [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: or Participant, as the case may be,] with respect to delivery of the Warrant Securities issuable upon such exercise, and the delivery of definitive Warrant Certificates [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: or one or more Book-Entry Warrant Certificates, as appropriate,] evidencing the balance, if any, of the Warrants remaining after such exercise, and such other information as the Company or such [Trustee] [transfer agent and registrar] shall reasonably require.

     (c) The Company shall, by 5:00 P.M., [New York] time, on the third Business Day next succeeding the [UNLESS WARRANTS MAY BE EXERCISED ON ONLY ONE
DATE: Exercise Date of any Warrant] [IF WARRANTS MAY BE EXERCISED ON ONLY ONE
DATE: Expiration Date], execute, issue and deliver to the Warrant Agent, [pursuant to the Indenture applicable to the Warrant Securities, the Warrant Securities, duly authenticated by the Trustee of such Indenture and in authorized denominations] [the Warrant Securities] to which such Holder is entitled, in fully registered form, registered in such name or names as may be directed by such Holder [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: or the Participant, as the case may be]. Upon receipt of such Warrant Securities, the Warrant Agent shall, by 5:00 P.M., [New York] time, on the fifth Business Day next succeeding [UNLESS WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: such Exercise Date] [IF WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: the Expiration Date], transmit such Warrant Securities, to or upon the order of the Holder [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: or Participant, as the case may be,] together with, or preceded by the prospectus referred to in SECTION 5.06. The Company agrees that it will provide such information and documents to the Warrant Agent as may be necessary for the Warrant Agent to fulfill its obligations hereunder.

     (d) The accrual of [interest] [dividends], if any, on the Warrant Securities issued upon the valid exercise of any Warrant will be governed by the terms of the applicable [Indenture] [articles supplementary] and such Warrant Securities. From and after the issuance of such Warrant Securities, the former Holder of the Warrants exercised will be entitled to the benefits of the [Indenture] [articles supplementary] under which such Warrant Securities are issued and such former Holder's right to receive payments of [principal of (and premium, if any) and interest, if any, on] [dividends and any other amounts payable in respect of] the Warrant Securities shall be governed by, and shall be subject to, the terms and provisions of such [Indenture] [articles supplementary] and the Warrant Securities.

     (e) Warrants may be exercised only in whole numbers of Warrants. [UNLESS WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: If fewer than all of the Warrants evidenced by a Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in SECTION 1.02, and delivered to the Holder at the address specified on the books of the Warrant Agent or as otherwise specified by such Holder.]

     (f) The Company shall not be required to pay any stamp or other tax or other governmental charge required to be paid in connection with any transfer involved in the issue of the Warrant Securities; and in the event that any such transfer is involved, the Company shall not be required to issue or deliver any Warrant Securities until such tax or other charge shall have been paid or it has been established to the Company's satisfaction that no such tax or other charge is due.

     [IF WARRANTS FOR COMMON SHARES ARE OFFERED: SECTION 2.04. ADJUSTMENT UNDER CERTAIN CIRCUMSTANCES. The Exercise Price and the number of Warrant Securities purchasable upon the exercise of each Warrant shall be subject to adjustment [as shall be determined by the Warrant Agent, which determination shall be final and binding upon the Holders and the Company.] as follows:

          (i)    If the Company at any time after the date of this Agreement
     (1) declares a share dividend or other distribution on Securities payable in shares, (2) subdivides the outstanding Common Shares or Preferred Shares (for the purposes of this Section only, "SHARES") or (3) combines outstanding Shares into a smaller number of Shares, the Exercise Price to be in effect after the time of the record date for such dividend or distribution or of the effective date of such subdivision or combination shall be determined by multiplying the Exercise Price in effect immediately prior to such time by a fraction, the numerator of which shall be the number of Shares outstanding immediately prior to such time and the denominator of which shall be the number of Shares to be outstanding immediately after giving effect to such dividend, distribution, subdivision or combination, in each case excluding any Shares held in the treasury of the Company ("TREASURY SHARES"). Such an adjustment shall be made successively whenever any event listed above occurs.

          (ii) If the Company fixes a record date for the issuance of rights or warrants to all holders of Shares entitling them (for a period expiring within __ days after such record date) to subscribe for or purchase Shares (or securities convertible into Shares) at a price per Share (or having a conversion price per share, if a security convertible into Shares) less than the current market price per Share (as defined in subsection (iv)) on such record date, the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the number of Shares outstanding on such record date plus the number of Shares which the aggregate offering price of the total number of Shares so to be offered (or the aggregate initial conversion price of the convertible securities so to be offered) would purchase at such current market price (as defined in subsection (iv)) and the denominator of which shall be the number of Shares outstanding on such record date plus the number of additional Shares to be offered for subscription or purchase (or into which the convertible securities so to be offered are initially convertible). If such subscription price may be paid in consideration, part or all of which shall be in a form other than cash, the value of such consideration shall be as determined in good faith by the Board of Trustees of the Company. Shares owned by or held for the account of the Company or any majority-owned subsidiary of the Company shall not be deemed outstanding for the purpose of any such computation. Such an adjustment shall be made successively whenever such a record date is fixed; and in the event that such rights or warrants are not so issued and to the extent they are issued but expire unexercised, the Exercise Price shall again be adjusted to be the Exercise Price that would then be in effect if such record date had not been fixed.

          (iii) If the Company fixes a record date for the making of a distribution to all holders of Shares (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing entity) of shares of beneficial interest, evidences of its indebtedness or assets (other than dividends or distributions in cash payable out of consolidated earnings or earned surplus) or subscription rights or warrants (excluding those referred to in subsection (ii), the Exercise Price to be in effect after such record date shall be determined by multiplying the Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the current market price per Share (as defined in subsection (iv) on such record date, less the fair market value (as determined in good faith by the Board of Trustees of the Company) of the portion of such shares, evidences of indebtedness, assets, subscription rights or warrants applicable to one Share, and the denominator of which shall be such current market price per Share. Such an adjustment shall be made successively whenever such a record date is fixed; and if such distribution is not so made, the Exercise Price shall again be adjusted to be the Exercise Price which would then be in effect if such record date had not been fixed.

          (iv)   For the purpose of any computation under subsections (ii) or
     (iii), the current market price per Share on any record date shall be deemed to be the average of the daily closing prices per share for the 30 consecutive NYSE trading days commencing 45 NYSE trading days before such record date. For the purpose of all relevant provisions of this Agreement, the closing price for each day shall be the last sale price regular way or, in case no such sale takes place on such day, the average of the closing bid and asked prices regular way, in either case on the NYSE, or, if the Shares are not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Shares are listed or admitted to trading or, if the Shares are not listed or admitted to trading on any national securities exchange, the average of the highest reported bid and lowest reported asked prices as furnished by the National Association of Securities Dealers, Inc. (the "NASD") through Nasdaq or a similar organization if Nasdaq is no longer reporting such information (such reported last sale price of, or such average of such bid and asked prices for, the shares or any other securities is referred to herein as the "MARKET VALUE" of the shares or such securities). If on any such trading day the Shares are not quoted by any such organization, the current market price of such Shares on such day, as determined by the Board of Trustees of the Company, shall be used.

          (v) Not withstanding the foregoing, no adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least one percent in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this subsection (v) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this SECTION 2.04 shall be made to the nearest cent or to the nearest one-hundredth of a Share, as the case may be.

          (vi) If at any time, as a result of an adjustment made pursuant to this SECTION 2.04, the holder of any Warrant thereafter exercised becomes entitled to receive any shares of the Company other than Shares, thereafter the number of such other shares so receivable upon exercise of any Warrant shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Shares contained in this SECTION 2.04, and the provisions of this SECTION
     2.04 and SECTIONS 2.02, 2.03, 2.05, 5.08 and 5.14 with respect to the Shares shall apply on like terms to any such other shares.

          (vii) In any case in which this SECTION 2.04 shall require that an adjustment in the Exercise Price be made effective as of a record date for a specified event, the

     Company may elect to defer until the occurrence of such event the issuing to the holder of any Warrant exercised after such record date, the Shares and other capital stock of the Company, if any, issuable upon such exercise over and above the Shares and other capital stock of the Company, if any, issuable upon such exercise on the basis of the Exercise Price in effect prior to such adjustment; PROVIDED, HOWEVER, that the Company shall deliver to such holder a due bill or other appropriate instrument evidencing, subject to the following proviso, such holder's right to receive such additional Shares upon the occurrence of the event requiring such adjustment and, provided further, to the extent such event does not occur, the adjustment made in respect of such non-occurrence shall be retroactive to such Record Date and affect all Warrants exercised between such Record Date and the date of such non-occurrence.

          (viii) Upon each adjustment of the Exercise Price pursuant to this
     SECTION 2.04, each Warrant outstanding immediately prior to such adjustment shall thereafter constitute the right to purchase, at the adjusted Exercise Price per Share, an adjusted number of Shares determined (to the nearest hundredth) by multiplying the number of Shares purchasable upon exercise of a Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment; PROVIDED, HOWEVER, that the Company may elect, in substitution for the adjustment in the number of Shares pursuant to this subsection (viii), to adjust the number of Warrants pursuant to subsection (ix).

          (ix) In substitution for any adjustment in the number of Shares purchasable upon the exercise of a Warrant as provided in subsection
     (viii), the Company may elect to adjust the number of Warrants so that each Warrant outstanding after such adjustment in number of Warrants shall be exercisable for one share. Each Warrant held of record immediately prior to such adjustment of the number of Warrants shall become that number of Warrants determined (to the nearest hundredth) by multiplying the number of shares purchasable upon exercise of a Warrant immediately prior to such adjustment by a fraction, the numerator of which shall be the Exercise Price in effect immediately prior to such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. The Company shall make a public announcement (by news release and by notice to any securities exchange on which the Warrants are then listed) of its election to adjust the number of Warrants, indicating the record date for the adjustment and, if known at the time, the amount of the adjustment to be made in the number of Warrants. This record date may be the date on which the Exercise Price is adjusted or any day thereafter, but shall be at least 10 days later than the date of the public announcement. Upon each adjustment of the number of Warrants pursuant to this subsection
     (ix) the Company shall, as promptly as practicable, cause to be distributed to holders of record of Warrant Certificates on such record date Warrant Certificates evidencing the additional Warrants to which such holders shall be entitled as a result of such adjustment or, at the option of the Company, shall cause to be distributed to such holders of record in substitution and replacement for the Warrant Certificates held by such holders prior to the date of adjustment, and upon surrender thereof if required by the Company in its sole discretion, new Warrant Certificates evidencing all the Warrants to which such holders shall be entitled after such adjustment. Warrant Certificates to be so distributed may, at the option of the Company, bear the adjusted Exercise Price and shall be registered in the names of the holders of record of Warrant Certificates on the record date specified in the public announcement.

          (x) In the case of any reclassification or change of outstanding Shares (other than a change in par value, if any, as a result of a subdivision or combination), or in case of any consolidation of the Company with any other entity or any merger of the Company into another entity or of another entity into the Company (other than a consolidation or merger in which the Company is the continuing entity and which does not result in any such reclassification or change of outstanding Shares, but including a consolidation or merger in which the Company is the continuing entity and in which all or a majority of the Shares outstanding immediately prior to such consolidation (excluding Treasury Shares) or merger are converted into, or converted into the right to receive, consideration other than capital stock), or in case of any sale of the properties and assets of the Company as, or substantially as, an entirety to any other person or entity, each Warrant shall, after such reclassification or change of Shares, consolidation, merger or sale, be exercisable at the then Exercise Price and upon the other terms and conditions specified in this Agreement for the number of shares of stock or other securities or assets (which may be cash) to which a holder of the number of Shares purchasable (at the time of such reclassification or change of Shares, consolidation, merger or sale) upon the exercise of such Warrant would have been entitled (other than pursuant to any applicable dissenters rights of appraisal) upon such reclassification or change of Shares, consolidation, merger or sale; and in any such case, the provisions set forth in this SECTION 2.04 with respect to the rights and interests thereafter of the holders of the Warrants shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of beneficial interest, other securities or property thereafter deliverable on the exercise of the Warrants. The Company shall not effect any such consolidation, merger or sale unless, prior to or simultaneously with the consummation thereof, the successor person or entity (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets or other appropriate person or entity shall assume, by written instrument executed and delivered to the Warrant Agent, the obligation to deliver to the holder of each Warrant such shares of beneficial interest, securities or assets as, in accordance with the foregoing provisions, such holders are entitled to receive and to assume the other obligations of the Company under this

     Warrant Agreement. [Notwithstanding the foregoing, in the event of any such consolidation, merger or sale in which holders of the Company's Common Shares within two years of the date of this Agreement receive any consideration other than common shares or rights, options or warrants to acquire common shares, the holder of each Warrant so electing in a writing filed with the Company prior thereto, shall be entitled to receive cash, simultaneously with the consummation of such transaction, in an amount equal to the average closing price of the Warrant (as determined in the same manner as the average closing price per share is determined in the second and third sentences of subsection (iv) for the 20 NYSE trading days immediately preceding the public announcement of such merger, consolidation or sale.]

          (xi) Except as provided in this SECTION 2.04, no adjustment in respect of any dividends on the Shares shall be made during the term of a Warrant or upon the exercise of a Warrant.

          (xii) Irrespective of any adjustments in the Exercise Price or the number or kind of shares purchasable upon the exercise of the Warrants, Warrant Certificates theretofore or thereafter issued may continue to express the same Exercise Price per share and number and kind of shares as are stated on the Warrant Certificates initially issuable pursuant to this Agreement.

          (xiii) Anything in this SECTION 2.04 to the contrary notwithstanding, the Company shall be entitled to make such reductions in the Exercise Price or increase in the number of shares purchasable upon the exercise of each Warrant, in addition to those adjustments required by this SECTION 2.04, as it in its sole discretion shall determine to be advisable in order that any consolidation or subdivision of the Shares, or any issuance wholly for cash of any Shares at less than the current market price, or any issuance wholly for cash of Shares or securities which by their terms are convertible into or exchangeable for Shares, or any stock dividend, or any issuance of rights, options or warrants referred to above in this SECTION 2.04, made by the Company to its common shareholders shall not be taxable to them.

          (xiv) Anything in this SECTION 2.04 to the contrary notwithstanding, the issuance of shares, or the granting of options to purchase shares, by the Company or its subsidiaries to any of their employees under their employee benefit, compensation or incentive plans, as well as the issuance of shares under any dividend reinvestment plan of the Company, are not to be taken into consideration for adjustments under this SECTION 2.04.

          (xv) In addition to the foregoing adjustments and without duplication, if (x) prior to the exercise of a Warrant an event ("EVENT") occurs which, under the articles supplementary (or similar instrument) with respect to the shares, would require an adjustment in the number of Common Shares into which the one share purchasable on exercise of such Warrant would have been convertible if such Warrant had then been exercised, then (y) after the Event such one share shall, when acquired on exercise of the Warrant, be convertible into the same number of Common Shares into which it would have been convertible if such Warrant had been exercised prior to the Event. The adjustment required by the foregoing sentence shall be made each time there is an Event; PROVIDED, that no adjustment shall be made under this subsection
     (xv) unless that adjustment results in a change of one percent, PROVIDED, FURTHER, that all adjustments not made by virtue of the preceding "provided" clause shall be carried forward and made when the aggregate of all such adjustments results in a change of at least one percent.](*)

     SECTION 2.05. CALL OF THE WARRANTS. If the closing price per share for the Shares (determined as provided in the second sentence of SECTION 2.04(iv)) is greater than ___% of the Exercise Price (as defined below) then in effect for any ___ NYSE trading days within a period of __ consecutive NYSE trading days, the Company may elect, by written notice given within __ days after the end of such __-day period, to redeem the Warrants, at a price of $_________ per Warrant, on a date not less than __ days after the giving of such notice (which date shall not be prior to _________, _________) (such date is referred to below as the "WARRANT CALL DATE"). The notice of the Warrant Call Date shall be given to the Warrant Agent as provided in SECTION 5.04 and copies of such notice shall be mailed to the registered holders of the Warrant Certificates as provided in
SECTION 5.04. If there is not at any relevant time a NYSE, then business days rather than trading days on the NYSE will be used in the foregoing provisions.



                                     ARTICLE III

                    OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS
                  [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM:
                          AND BENEFICIAL OWNERS] OF WARRANTS

     SECTION 3.01. NO RIGHTS AS HOLDERS OF WARRANT SECURITIES CONFERRED BY WARRANTS OR WARRANT CERTIFICATES. No Warrant Certificate or Warrant evidenced thereby shall entitle the Holder thereof to any of the rights of a holder of any Warrant Securities, including, without limitation, [the right to receive the payments of principal of (and premium, if any) and interest, if any, on Debt Securities purchasable upon such exercise or to enforce any of


--------------------
    (*)    This provision will be used, if at all, if the Warrants are exercisable for Preferred Shares which are convertible into Common Shares.

the covenants in the Indenture] [the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any].

     SECTION 3.02. HOLDER [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: AND BENEFICIAL OWNER] OF WARRANT MAY ENFORCE RIGHTS. Notwithstanding any of the provisions of this Agreement, any Holder [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: and any Beneficial Owner] of any Warrant, without the consent of the Warrant Agent or the Holder of any Warrant, may, on such Holder's [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: or Beneficial Owner's] own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise in respect of, such Holder's [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: or Beneficial Owner's] right to exercise the Warrants evidenced by any Warrant Certificate in the manner provided in this Agreement and such Warrant Certificate.


                                      ARTICLE IV

                             CONCERNING THE WARRANT AGENT

     SECTION 4.01. WARRANT AGENT. The Company hereby appoints [Name of Warrant Agent] as Warrant Agent of the Company in respect of the Warrants upon the terms and subject to the conditions herein set forth, and [Name of Warrant Agent] hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it hereby and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it.

     SECTION 4.02. LIMITATIONS ON WARRANT AGENT'S OBLIGATIONS. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the Holders from time to time shall be subject:

          (a) COMPENSATION AND INDEMNIFICATION. The Company agrees to pay the Warrant Agent compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for all reasonable out-of-pocket expenses (including reasonable counsel fees) incurred by the Warrant Agent in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as Warrant Agent hereunder.

          (b) AGENT FOR THE COMPANY. In acting in the capacity of Warrant Agent under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust with any of the owners or holders of the Warrants except as expressly set forth herein.

          (c) COUNSEL. The Warrant Agent may consult with counsel satisfactory to it (which may be counsel to the Company), and the advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice of such counsel.

          (d) DOCUMENTS. The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

          (e) CERTAIN TRANSACTIONS. The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrant, with the same rights that it or they would have were it not the Warrant Agent hereunder, and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as a depository, trustee or agent for, any committee or body of holders of Warrants [IF SECURITIES AND WARRANTS ARE TO BE OFFERED TOGETHER: , Securities] or Warrant Securities, or other securities or obligations of the Company as freely as if it were not the Warrant Agent hereunder. Nothing in this Agreement shall be deemed to prevent the Warrant Agent from acting as trustee under either Indenture.

          (f) NO LIABILITY FOR INTEREST. The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement.

          (g) NO LIABILITY FOR INVALIDITY. The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrant Certificates (except its countersignature thereon).

          (h) NO RESPONSIBILITY FOR RECITALS. The recitals contained herein and in the Warrant Certificates (except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Company and the Warrant Agent assumes no responsibility hereby for the correctness of the same.

          (i) NO IMPLIED OBLIGATIONS. The Warrant Agent shall be obligated to perform such duties as are specifically set forth herein and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder which may tend to involve it in any expense or liability, the payment of which within a reasonable time is not, in its opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the use by the Company of any Warrant Certificate authenticated by the Warrant Agent and delivered by it to the Company pursuant to this Agreement or for the application by the Company of the proceeds of the issue and sale, or exercise, of the Warrants. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained herein or in any Warrant Certificate or in the case of the receipt of any written demand from a Holder with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in SECTION 5.03, to make any demand upon the Company.

          SECTION 4.03. COMPLIANCE WITH APPLICABLE LAWS. The Warrant Agent agrees to comply with all applicable federal and state laws imposing obligations on it in respect of the services rendered by it under this Agreement and in connection with the Warrants, including (but not limited to) the provisions of United States federal income tax laws regarding information reporting and backup withholding. The Warrant Agent expressly assumes all liability for its failure to comply with any such laws imposing obligations on it, including (but not limited to) any liability for its failure to comply with any applicable provisions of United States federal income tax laws regarding information reporting and backup withholding.

          SECTION 4.04.  RESIGNATION AND APPOINTMENT OF SUCCESSOR.

          (a) The Company agrees, for the benefit of the Holders from time to time, that there shall at all times be a Warrant Agent hereunder until all the Warrants issued hereunder have been exercised or have expired in accordance with their terms, which Warrant Agent shall be a bank or trust company organized under the laws of the United States of America or one of the states thereof, which is authorized under the laws of the jurisdiction of its organization to exercise corporate trust powers, has a combined capital and surplus of at least $50,000,000 and has an office or an agent's office in the United States of America.

          (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which it desires such resignation to become effective; PROVIDED, that such date shall not be less than three months after the date on which such notice is given, unless the Company agrees to accept such notice less than three months prior to such date of effectiveness. The Company may remove the Warrant Agent at any time by giving written notice to the Warrant Agent of such removal, specifying the date on which it desires such removal to become effective.

Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a bank or trust company qualified as set forth in SECTION 4.04(a)) and the acceptance of such appointment by such successor Warrant Agent. The obligation of the Company under SECTION 4.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

     (c) If at any time the Warrant Agent shall resign, or shall cease to be qualified as set forth in SECTION 4.04(a), or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or shall file a petition seeking relief under any applicable Federal or State bankruptcy or insolvency law or similar law, or make an assignment for the benefit of its creditors or consent to the appointment of a receiver, conservator or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or to meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if an order of any court shall be entered for relief against it under the provisions of any applicable Federal or State bankruptcy or similar law, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as set forth in SECTION 4.04(a), shall be appointed by the Company by an instrument in writing, filed with the successor Warrant Agent. Upon the appointment as herein provided of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent under this Agreement.

     (d) Any successor Warrant Agent appointed under this Agreement shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent under this Agreement, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor, as Warrant Agent under this Agreement.

     (e) Any corporation into which the Warrant Agent may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party, or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the assets and business of the Warrant Agent, in each case provided that it shall be qualified as set forth in SECTION 4.04(a), shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties to this Agreement, including, without limitation, any successor to the Warrant Agent first named above.


                                      ARTICLE V

                                    MISCELLANEOUS

          SECTION 5.01.  AMENDMENTS.

          (a) This Agreement and any Warrant Certificate may be amended by the parties hereto by executing a supplemental warrant agreement (a "SUPPLEMENTAL AGREEMENT"), without the consent of the Holder of any Warrant, for the purpose of (i) curing any ambiguity, or curing, correcting or supplementing any defective provision contained herein, or making any other provisions with respect to matters or questions arising under this Agreement that is not inconsistent with the provisions of this Agreement or the Warrant Certificates,
(ii) evidencing the succession of another entity to the Company and the assumption by any such successor of the covenants of the Company contained in this Warrant Agreement and the Warrants, (iii) evidencing and providing for the acceptance of appointment by a successor Warrant Agent with respect to the Warrants, [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: (iv) evidencing and providing for the acceptance of appointment by a successor Depository with respect to each Book-Entry Warrant Certificate, (v) issuing definitive Warrant Certificates in accordance with paragraph (b) of SECTION 1.03,] (vi) adding to the covenants of the Company for the benefit of the Holders or surrendering any right or power conferred upon the Company under this Agreement, (vii) appointing a successor Warrant Agent, or (viii) amending this Agreement and the Warrants in any manner that the Company may deem to be necessary or desirable and that will not adversely affect the interests of the Holders in any material respect.

          (b) The Company and the Warrant Agent may amend this Agreement and the Warrants by executing a Supplemental Agreement with the consent of the Holders of not fewer than a majority of the unexercised Warrants affected by such amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders under this Agreement; PROVIDED, HOWEVER, that, without the consent of each Holder of Warrants affected thereby, no such amendment may be made that (i) changes the Warrants so as to reduce the [principal amount] [number] of Warrant Securities purchasable upon exercise of the Warrants or so as to increase the exercise price [IF WARRANTS FOR COMMON SHARES ARE OFFERED: (other than as provided by SECTION 2.04)], (ii) shortens the period of time during which the Warrants may be exercised, (iii) otherwise adversely affects the exercise rights of the Holders in any material respect, or
(iv) reduces the number of unexercised Warrants the consent of the Holders of which is required for amendment of this Agreement or the Warrants.

          SECTION 5.02. MERGER, CONSOLIDATION, SALE, TRANSFER OR CONVEYANCE. The Company may consolidate or merge with or into any other corporation, partnership or trust or sell, lease, transfer or convey all or substantially all of its assets to any other corporation, partnership or trust; PROVIDED, that (i) either (x) the Company is the continuing entity or (y) the entity (if other than the Company) that is formed by or results from any such consolidation or merger or that receives such assets is organized and existing under the laws of the United States of America or a state thereof and such entity assumes the obligations of the Company with respect to the performance and observance of all of the covenants and conditions of this Agreement to be performed or observed by the Company and (ii) the Company or such successor, as the case may be, must not immediately be in default under this Agreement. If at any time there shall be any consolidation or merger or any sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company, then in any such event the successor or assuming entity shall succeed to and be substituted for the Company, with the same effect as if it had been named herein and in the Warrant Certificates as the Company; the Company shall thereupon be relieved of any further obligation hereunder or under the Warrants, and, in the event of any such sale, lease, transfer, conveyance (other than by way of lease) or other disposition, the Company as the predecessor entity may thereupon or at any time thereafter be dissolved, wound up or liquidated. Such successor or assuming entity thereupon may cause to be signed, and may issue either in its own name or in the name of the Company, Warrant Certificates evidencing the Warrants not theretofore exercised, in exchange and substitution for the Warrant Certificates theretofore issued. Such Warrant Certificates shall in all respects have the same legal rank and benefit under this Agreement as the Warrant Certificates evidencing the Warrants theretofore issued in accordance with the terms of this Agreement as though such new Warrant Certificates had been issued at the date of the execution hereof. In any case of any such merger or consolidation or sale, lease, transfer, conveyance or other disposition of all or substantially all of the assets of the Company, such changes in phraseology and form (but not in substance) may be made in the new Warrant Certificates, as may be appropriate.

          SECTION 5.03. NOTICES AND DEMANDS TO THE COMPANY AND WARRANT AGENT. If the Warrant Agent shall receive any notice or demand addressed to the Company by the Holder [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: or a Participant, as the case may be], the Warrant Agent shall promptly forward such notice or demand to the Company.

          SECTION 5.04. ADDRESSES. Any communications from the Company to the Warrant Agent with respect to this Agreement shall be addressed to ____________________, Attention: ________________________, and any
communications from the Warrant Agent to the Company with respect to this Agreement shall be addressed to Prime Group Realty Trust, 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, Attention: _____________ (or such other address as shall be specified in writing by the Warrant Agent or by the Company, as the case may be). The Company or the Warrant Agent shall give notice to the Holders of Warrants by mailing written notice by first class mail, postage prepaid, to such Holders as their names and addresses appear in the books and records of the Warrant Agent [or, prior to the Detachment Date, on the register of the Securities].

          SECTION 5.05. GOVERNING LAW. THIS AGREEMENT AND EACH WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND THEREUNDER AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF [NEW YORK] (WITHOUT REFERENCE TO APPLICABLE CONFLICTS OF LAW PROVISIONS).

          SECTION 5.06. DELIVERY OF PROSPECTUS. The Company shall furnish to the Warrant Agent sufficient copies of a prospectus relating to the Warrant Securities deliverable upon exercise of Warrants and complying in all material respects with the Securities Act of 1933, as amended (the "PROSPECTUS"), and the Warrant Agent agrees that upon the exercise of any Warrant, the Warrant Agent shall deliver a Prospectus to the Holder of such Warrant, prior to or concurrently with the delivery of the Warrant Securities issued upon such exercise.

          SECTION 5.07. OBTAINING OF GOVERNMENTAL APPROVALS. The Company shall from time to time take all action which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and state laws, which the Company may deem necessary or appropriate in connection with the issuance, sale, transfer and delivery of the Warrants, the exercise of the Warrants, the issuance, sale, transfer and delivery of the Warrant Securities to be issued upon exercise of Warrants or upon the expiration of the period during which the Warrants are exercisable.

          SECTION 5.08. PAYMENT OF TAXES. The Company will pay all stamp and other duties, if any, to which, under the laws of the United States of America, this Agreement or the original issuance of the Warrants may be subject.

          SECTION 5.09. BENEFITS OF WARRANT AGREEMENT. Nothing in this Agreement or any Warrant Certificate expressed or implied and nothing that may be inferred from any of the provisions hereof or thereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent and their respective successors and assigns, [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: the Beneficial Owners] and the Holders any right, remedy or claim under or by reason of this Agreement or any Warrant Certificate or of any covenant, condition, stipulation, promise or agreement hereof or thereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement or any Warrant Certificate shall be for the sole and exclusive benefit of the Company and the Warrant Agent and their respective successors and assigns and of the [IF WARRANTS ARE TO BE ISSUED IN BOOK-ENTRY FORM: Beneficial Owners and] Holders.

          SECTION 5.10. HEADINGS. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

          SECTION 5.11. SEVERABILITY. If any provision in this Agreement or in any Warrant Certificate shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions, or of such provisions in any other jurisdiction, shall not in any way be affected or impaired thereby.

          SECTION 5.12. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

          SECTION 5.13. INSPECTION OF AGREEMENT. A copy of this Agreement shall be available at all reasonable times at the principal corporate trust office of the Warrant Agent and at the office of the Company at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601, for inspection by any Holder. The Warrant Agent may require any such Holder to submit satisfactory proof of ownership for inspection by it.

          SECTION 5.14. BOARD OF TRUSTEES ACTION; NO LIABILITY OF TRUSTEES, OFFICERS, EMPLOYEES OR SHAREHOLDERS.

          (a) Any determination that may be made by the Board of Trustees of the Company under this Agreement may be made by a duly authorized committee of the Board or, to the extent permitted by applicable corporate law, by an individual acting pursuant to authority granted by the Board of Trustees.

          (b) No trustee, officer, employee or shareholder of the Company, as such, shall have any liability under this Agreement or the Warrants. By accepting the Warrants, each holder of Warrants agrees to the foregoing and waives and releases all such liability.

          SECTION 5.15. WARRANT HOLDERS NOT SHAREHOLDERS. Nothing contained in this Agreement or in any of the Warrant Certificates shall be construed as conferring upon the holders thereof, as such, the right to vote or receive dividends or notices as shareholders of the Company in respect of any meeting of shareholders for the election of trustees of the Company or any other matter to vote at any such meeting, to exercise any rights whatsoever as shareholders of the Company or to be deemed for any purpose the holder of Shares or of any other securities of the Company that may at any time be issuable on the exercise or conversion of the Warrant Certificates, nor shall anything contained herein or in the Warrant Certificates be construed to confer upon the holders thereof, as such, any of the other rights of a shareholder of the Company.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.


                                        PRIME GROUP REALTY TRUST


                                        By:
                                            ----------------------------
                                             Name:
                                                   ---------------------
                                             Title:
                                                    --------------------




                                        [WARRANT AGENT]



                                        By:
                                            ----------------------------
                                             Name:
                                                   ---------------------
                                             Title:
                                                    --------------------

                                                                       EXHIBIT A


                            [FORM OF WARRANT CERTIFICATE]

[FORM OF LEGEND IF SECURITIES WITH WARRANTS THAT ARE NOT IMMEDIATELY DETACHABLE OR WARRANTS THAT ARE NOT IMMEDIATELY EXERCISABLE ARE OFFERED: [PRIOR TO _______________,] THIS WARRANT CERTIFICATE [(i) CANNOT BE TRANSFERRED OR EXCHANGED UNLESS ATTACHED TO A [TITLE OF SECURITY] AND (II)] CANNOT BE EXERCISED IN WHOLE OR IN PART.]

                   EXERCISABLE ONLY IF COUNTERSIGNED BY THE WARRANT
                              AGENT AS PROVIDED HEREIN.

                            Warrant Certificate evidencing

                                 Warrants to Purchase

                            [Title of Warrant Securities]

                                 as described herein.


                               PRIME GROUP REALTY TRUST


No. ___________                                          CUSIP No. _____________


             VOID AFTER [5:00 P.M.], [NEW YORK] TIME, ON _______ __, ___


          This certifies that ________________________ or registered assigns is the registered holder of [insert number initially issued] warrants to purchase certain securities (the "WARRANTS"). Each Warrant entitles the holder thereof, subject to the provisions contained herein and in the Warrant Agreement referred to below, to purchase from Prime Group Realty Trust, a Maryland real estate investment trust (the "COMPANY"), [$_________ principal amount] [______] of the Company's [title of Securities purchasable upon exercise of Warrants] [IF WARRANTS FOR DEPOSITARY SHARES ARE TO BE OFFERED: , each representing a 1/__th interest in a share of [title of securities represented by the Depositary Shares]] (the "WARRANT SECURITIES" [IF WARRANTS FOR DEPOSITARY SHARES ARE TO BE
OFFERED: , which term shall also refer, as appropriate, to such [title of securities represented by the Depositary Shares]), [issued or to be issued under the Indenture (as hereinafter defined)], at the Exercise Price set forth below. The exercise price of each Warrant (the "EXERCISE PRICE") shall be [modify as appropriate to reflect the terms of the offered Warrants].

          Subject to the terms of the Warrant Agreement, each Warrant evidenced hereby may be exercised in whole but not in part at any time, as specified herein, [UNLESS WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: on any Business Day (as defined below) occurring during the period (the "EXERCISE PERIOD") commencing on [the date of issuance thereof] [________________ __, ____] and ending at 5:00 P.M., [New York] time,] on ____________ __, ____ (the "EXPIRATION DATE"). Each Warrant remaining unexercised after 5:00 P.M., [New York] time, on the Expiration Date shall become void, and all rights of the holder of this Warrant Certificate evidencing such Warrant shall cease.

          The holder of the Warrants represented by this Warrant Certificate may exercise any Warrant evidenced hereby by delivering, not later than 5:00 P.M., [New York] time, on [UNLESS WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: any Business Day during the Exercise Period (the "EXERCISE DATE")] [IF WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: the Expiration Date] to [name of Warrant Agent] (the "WARRANT AGENT", which term includes any successor warrant agent under the Warrant Agreement described below) at its corporate trust department at ___________________, (i) this Warrant Certificate [FOR BOOK-ENTRY WARRANT
CERTIFICATE: and the Warrants to be exercised (the "BOOK-ENTRY WARRANTS") free on the records of [The Depository Trust Company] (the "DEPOSITORY") to an account of the Warrant Agent at the Depository designated for such purpose in writing by the Warrant Agent to the Depository], (ii) an election to purchase ("ELECTION TO PURCHASE"), [FOR DEFINITIVE WARRANT CERTIFICATES: properly executed by the holder hereof on the reverse of this Warrant Certificate] [FOR BOOK-ENTRY WARRANT CERTIFICATES: properly executed by the institution in whose account the Warrant is recorded on the records of the Depository (the "PARTICIPANT"), and substantially in the form included on the reverse of hereof] and (iii) the Exercise Price for each Warrant to be exercised in lawful money of the United States of America by certified or official bank check or by bank wire transfer in immediately available funds. If any of (a) this Warrant Certificate [FOR BOOK-ENTRY WARRANT CERTIFICATES: or the Book-Entry Warrants], (b) the Election to Purchase, or (c) the Exercise Price therefor, is received by the Warrant Agent after 5:00 P.M., [New York] time, on [UNLESS WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: the specified Exercise Date, the Warrants will be deemed to be received and exercised on the Business Day next succeeding the Exercise Date. If the date specified as the Exercise Date is not a Business Day, the Warrants will be deemed to be received and exercised on the next succeeding day which is a Business Day. If the Warrants to be exercised are received or deemed to be received after] the Expiration Date, the exercise thereof will be null and void and any funds delivered to the Warrant Agent will be returned to the holder as soon as practicable. In no event will interest accrue on funds deposited with the Warrant Agent in respect of an exercise or attempted exercise of Warrants. The validity of any exercise of Warrants will be determined by the Warrant Agent in its sole discretion and such determination will be final and binding upon the holder of the Warrants and the Company. Neither the Warrant Agent nor the Company shall have any obligation to inform a holder of Warrants of the invalidity of any exercise of Warrants. As used herein, the term "BUSINESS DAY" means any day which is not a Saturday or Sunday and is not a legal holiday or a day on which banking institutions generally are authorized or obligated by law or regulation to close in New York [or ___________].

          Warrants may be exercised only in whole numbers of Warrants. [UNLESS WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: If fewer than all of the Warrants evidenced by this Warrant Certificate are exercised, a new Warrant Certificate for the number of Warrants remaining unexercised shall be executed by the Company and countersigned by the Warrant Agent as provided in SECTION 1.02 of the Warrant Agreement, and delivered to the holder of this Warrant Certificate at the address specified on the books of the Warrant Agent or as otherwise specified by such registered holder.]

          This Warrant Certificate is issued under and in accordance with the Warrant Agreement, dated as of ___________ __, ____ (the "WARRANT AGREEMENT"), between the Company and the Warrant Agent and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the holder of this Warrant Certificate [FOR BOOK-ENTRY WARRANT
CERTIFICATE: and the beneficial owners of the Warrants represented by this Warrant Certificate] consent[s] by acceptance hereof. Copies of the Warrant Agreement are on file and can be inspected at the above-mentioned office of the Warrant Agent and at the office of the Company at 77 West Wacker Drive, Suite 3900, Chicago, Illinois 60601.

          [IF THE WARRANT SECURITIES ARE DEBT SECURITIES: The Warrant Securities to be issued and delivered upon the exercise of the Warrants evidenced by this Warrant Certificate will be issued under and in accordance with the Indenture, dated as of _________ __, ____ (the "INDENTURE"), between the Company and [name of trustee], as trustee (together with any successor or successors as such trustee, the "TRUSTEE"), and will be subject to the terms and provisions contained in the Warrant Securities and in the Indenture.] The accrual of [interest] [dividends], if any, on the Warrant Securities issued upon the valid exercise of any Warrant will be governed by the terms of the applicable [Indenture] [articles supplementary] and such Warrant Securities. From and after the issuance of such Warrant Securities, the former holder of the Warrants exercised will be entitled to the benefits of the [Indenture] [articles supplementary] under which such Warrant Securities are issued and such former holder's right to receive payments of [principal of (and premium, if any) and interest, if any, on] [dividends and any other amounts payable in respect of] the Warrant Securities shall be governed by, and shall be subject to, the terms and provisions of such [Indenture] [articles supplementary] and the Warrant Securities. Copies of the [Indenture, including the form of the Warrant Securities,] [articles supplementary] are on file at the corporate trust office of the Trustee.]

          [IF WARRANTS FOR COMMON SHARES ARE OFFERED: The Exercise Price and the number of Warrant Securities purchasable upon the exercise of each Warrant shall be subject to adjustment [as shall be determined by the Warrant Agent, which determination shall be final and binding upon the holders of the Warrants and the Company][as provided pursuant to SECTION 2.04 of the Warrant Agreement].

          [IF SECURITIES AND WARRANTS ARE TO BE OFFERED TOGETHER: [IF WARRANTS ARE NOT IMMEDIATELY DETACHABLE: Prior to the Detachment Date,] The Warrants represented by this Warrant Certificate may be exchanged or transferred only together with the [title of Security]

(the "SECURITY") to which the Warrants are attached, and only for the purpose of effecting, or in conjunction with, an exchange or transfer of such Security. Additionally, [IF WARRANTS ARE NOT IMMEDIATELY DETACHABLE: on or prior to the Detachment Date,] each transfer of such Security on the register of the Securities shall operate also to transfer the Warrants to which such Securities was initially attached. [IF WARRANTS ARE NOT IMMEDIATELY DETACHABLE: From and after the Detachment Date, the above provisions shall be of no further force and effect.]] Upon due presentment for registration of transfer or exchange of this Warrant Certificate at the corporate trust office of the Warrant Agent, the Company shall execute, and the Warrant Agent shall countersign and deliver, as provided in SECTION 1.02 of the Warrant Agreement, in the name of the designated transferee one or more new Warrant Certificates of any authorized denomination evidencing in the aggregate a like number of unexercised Warrants, subject to the limitations provided in the Warrant Agreement.

          Neither this Warrant Certificate nor the Warrants evidenced hereby shall entitle the holder hereof or thereof to any of the rights of a holder of the Warrant Securities, including, without limitation, [the right to receive the payments of principal of (and premium, if any), and interest, if any, on Debt Securities purchasable upon such exercise or to enforce any of the covenants in the applicable Indenture] [the right to receive dividends, if any, or payments upon the liquidation, dissolution or winding up of the Company or to exercise voting rights, if any].

          The Warrant Agreement and this Warrant Certificate may be amended as provided in the Warrant Agreement including, under certain circumstances described therein, without the consent of the holder of this Warrant Certificate or the Warrants evidenced thereby.

          THIS WARRANT CERTIFICATE AND ALL RIGHTS HEREUNDER AND UNDER THE WARRANT AGREEMENT AND PROVISIONS HEREOF AND THEREOF SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF [NEW YORK] (WITHOUT REFERENCE TO APPLICABLE CONFLICTS OF LAW PROVISIONS).

          This Warrant Certificate shall not be entitled to any benefit under the Warrant Agreement or be valid or obligatory for any purpose, and no Warrant evidenced hereby may be exercised, unless this Warrant Certificate has been countersigned by the manual signature of the Warrant Agent.

          IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated as of ________ __, ____




                                        PRIME GROUP REALTY TRUST



                                        By:
                                            ----------------------------
                                             Name:
                                                   ---------------------
                                             Title:
                                                    --------------------




[NAME OF WARRANT AGENT],
     as Warrant Agent


By:
    ------------------------------
    Name:
          ------------------------
    Title:
           -----------------------

                                      [REVERSE]

                         INSTRUCTIONS FOR EXERCISE OF WARRANT

          To exercise the Warrants evidenced hereby, the holder [FOR BOOK-ENTRY WARRANT CERTIFICATE: or Participant] must, by 5:00 P.M., [New York] time, on the specified Exercise Date, deliver to the Warrant Agent at its corporate trust department, a certified or official bank check or a wire transfer in immediately available funds, in each case payable to the Warrant Agent at Account No. ____, in an amount equal to the Exercise Price in full for the Warrants exercised. In addition, the Warrant holder [FOR BOOK-ENTRY WARRANT CERTIFICATES: or Participant] must provide the information required below and deliver this Warrant Certificate to the Warrant Agent at the address set forth below [FOR BOOK-ENTRY WARRANT CERTIFICATES: and the Book-Entry Warrants to the Warrant Agent in its account with the Depository designated for such purpose]. This Warrant Certificate and the Election to Purchase must be received by the Warrant Agent by 5:00 P.M., [New York] time, on the specified Exercise Date.


                                 ELECTION TO PURCHASE
                       TO BE EXECUTED IF WARRANT HOLDER DESIRES
                      TO EXERCISE THE WARRANTS EVIDENCED HEREBY


          The undersigned hereby irrevocably elects to exercise, on __________, ____ (the "EXERCISE DATE"), _____________ Warrants, evidenced by this Warrant Certificate, to purchase, [$_____________ principal amount] [_________________]
of the [title of Securities purchasable upon exercise of Warrants] [IF WARRANTS FOR DEPOSITARY SHARES ARE TO BE OFFERED: , each representing a 1/__th interest in a share of [title of securities represented by the Depositary Shares]] (the "WARRANT SECURITIES") of Prime Group Realty Trust, a Maryland real estate investment trust (the "COMPANY"), and represents that on or before the Exercise Date such holder has tendered payment for such Warrant Securities by certified or official bank check or bank wire transfer in immediately available funds to the order of the Company c/o [Name and address of Warrant Agent], in the amount of $_____________ in accordance with the terms hereof. The undersigned requests that said [principal amount of] [number of] Warrant Securities be in fully registered form, in the authorized denominations, registered in such names and delivered, all as specified in accordance with the instructions set forth below.

          [UNLESS WARRANTS MAY BE EXERCISED ON ONLY ONE DATE: If said [principal amount] [number] of Warrant Securities is less than all of the Warrant Securities purchasable hereunder, the undersigned requests that a new Warrant Certificate evidencing the remaining balance of the Warrants evidenced hereby be issued and delivered to the holder of the Warrant Certificate unless otherwise specified in the instructions below.]


Dated:  ______________ __, ____


                                        Name
                                            ---------------------------
-------------------------------                   (Please Print)
/ / / /- / / /- / / / / /
(Insert Social Security
or Other Identifying
Number of Holder)                       Address
                                               -----------------------

                                               -----------------------


                                        Signature
                                                 ----------------------

This Warrant may only be exercised by presentation to the Warrant Agent at one of the following locations:

          By hand at



          By mail at



THE METHOD OF DELIVERY OF THIS WARRANT CERTIFICATE IS AT THE OPTION AND RISK OF THE EXERCISING HOLDER AND THE DELIVERY OF THIS WARRANT CERTIFICATE WILL BE DEEMED TO BE MADE ONLY WHEN ACTUALLY RECEIVED BY THE WARRANT AGENT. IF DELIVERY IS BY MAIL, REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE TIMELY DELIVERY.

(Instructions as to form and delivery of Warrant Securities and/or Warrant Certificates)

Name in which Warrant Securities
are to be registered if other than
in the name of the registered holder
of this Warrant Certificate:
                                             -----------------------------


Address to which Warrant Securities
are to be mailed if other than to the
address of the registered holder of
this Warrant Certificate as shown on
the books of the Warrant Agent:

                                             -----------------------------
                                             (Street Address)

                                             -----------------------------
                                             (City and State) (Zip Code)

[EXCEPT FOR BOOK-ENTRY WARRANT CERTIFICATE:
Name in which Warrant Certificate
evidencing unexercised Warrants, if any,
are to be registered if other than in the
name of the registered holder of this
Warrant Certificate:
                                             -----------------------------


Address to which certificate representing unexercised Warrants, if any, are to be mailed if other than to the address of the registered holder of this Warrant
Certificate as shown on the books of
the Warrant Agent:

                                             -----------------------------
                                             (Street Address)

                                             -----------------------------
                                             (City and State) (Zip Code)       ]

Dated:


                                             -----------------------------
                                             Signature


                                             ([EXCEPT FOR BOOK-ENTRY WARRANT
                                             CERTIFICATE: Signature must conform
                                             in all respects to the name of the
                                             holder as specified on the face of
                                             this Warrant Certificate.]  If
                                             Warrant Securities, or a Warrant
                                             Certificate evidencing unexercised
                                             Warrants, are to be issued in a
                                             name other than that of the
                                             registered holder hereof or are to
                                             be delivered to an address other
                                             than the address of such holder as
                                             shown on the books of the Warrant
                                             Agent, the above signature must be
                                             guaranteed by a member firm of a
                                             registered national stock exchange,
                                             a member of the National
                                             Association of Securities Dealers,
                                             Inc., a participant in the

                                             Security Transfer Agents Medallion
                                             Program or the Stock Exchange
                                             Medallion Program, or by a
                                             commercial bank or trust company
                                             having an office or correspondent
                                             in the United States.)

SIGNATURE GUARANTEE

Name of Firm
             -----------------

Address
        ----------------------

Area Code
and Number
           -------------------

Authorized
Signature
          --------------------

Name
     -------------------------

Title
      ------------------------

Dated:                  ,
        ----------------  ----

                                      ASSIGNMENT

                 (FORM OF ASSIGNMENT TO BE EXECUTED IF WARRANT HOLDER
                    DESIRES TO TRANSFER WARRANTS EVIDENCED HEREBY)

          FOR VALUE RECEIVED, _________________ hereby sell(s), assign(s) and transfer(s) unto ________________________________


-----------------------------------     ------------------------
(Please print name and address          (Please insert social security or
 including zip code of assignee)        other identifying number of assignee)

the rights represented by the within Warrant Certificate and does hereby irrevocably constitute and appoint ____________ Attorney to transfer said Warrant Certificate on the books of the Warrant Agent with full power of substitution in the premises.

Dated:
                              -------------------------------------
                                             Signature
                              (Signature must conform in all respects to the name of the holder as specified on the face of this Warrant Certificate and must bear a signature guarantee by a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., a participant in the Security Transfer Agents Medallion Program or the Stock Exchange Medallion Program, or by a commercial bank or trust company having an office or correspondent in the United States)

SIGNATURE GUARANTEE

Name of Firm
             -----------------

Address
        ----------------------

Area Code
and Number
           -------------------

Authorized
Signature
          --------------------

Name
     -------------------------

Title
      ------------------------

Dated:                  ,
        ----------------  ----